UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2009

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20–4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 651–1144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective January 1, 2009, EV Energy Partners, L.P. (“the Partnership”) adopted new accounting guidance regarding the calculation of earnings per unit for master limited partnerships.  The new guidance set forth how current period earnings should be allocated between limited partners and a general partner when the partnership agreement contains incentive distribution rights.  This guidance was to be applied retrospectively for all financial statements presented.

Based upon the effective date of this new guidance, the audited consolidated/combined financial statements in the Partnership’s Annual Report on Form 10–K for the fiscal year ended December 31, 2008 (the “Form 10–K”) did not reflect the adoption of the new guidance.  The following portions of the Partnership’s Form 10–K, including audited financial statements for the three months ended December 31, 2006 and the two years ended December 31, 2008 and as of December 31, 2007 and December 31, 2008, have been updated solely to reflect the retrospective application of the new guidance that were not yet effective for the financial statements originally filed with the Form 10–K, and are filed herewith as Exhibit 99.1 and incorporated herein by reference:

•	Item 6 – Selected Financial Data

•	Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 8 – Financial Statements and Supplementary Data

•	Item 15 – Exhibits and Financial Statement Schedules

This Form 8–K does not reflect events or disclosures occurring after the filing of the Form 10–K and does not modify or update the disclosures therein in any way, other than as described above.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

23.2	Consent of Deloitte & Touche LLP

99.1	Update to Selected Items of the Annual Report on Form 10–K for the fiscal year ended December 31, 2008

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 11, 2009	By:	/s/ MICHAEL E. MERCER
Michael E. Mercer
Chief Financial Officer of EV Management LLC,
general partner of EV Energy GP, L.P.,
general partner of EV Energy Partners, L.P.

EXHIBIT INDEX

23.2	Consent of Deloitte & Touche LLP

99.1	Update to Selected Items of the Annual Report on Form 10–K for the fiscal year ended December 31, 2008